Exhibit 8.2

September 1, 2006

CRH America, Inc.,

    375 Northridge Road,

        Suite 350,

            Atlanta, Georgia 30350

CRH plc,

    Belgard Castle,

        Clondalkin, Dublin 22,

            Ireland

Ladies and Gentlemen:

We have acted as your United States federal income tax counsel in connection with the registration under the Securities Act of 1933, as amended (the “Act”) on Form F-3 that you filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). We hereby confirm to you our opinion set forth in the Registration Statement under the caption “Material U.S. Federal and Irish Tax Consequences – United States Taxation”.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Material U.S. Federal and Irish Tax Consequences – United States Taxation” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP